                                   Exhibit 4.5

                                Agency Agreement

                                                                Agency Agreement



                                       Westpac Securities Administration Limited
                                                                       (Trustee)

                                   Westpac Securitisation Management Pty Limited
                                                                 (Trust Manager)

                                                   Citibank, N.A., London Branch
                                                                  (Note Trustee)

                                                   Citibank, N.A., London Branch
                                                        (Principal Paying Agent)

                                                   Citibank, N.A., London Branch
                                                                    (Agent Bank)

                                                   Citibank, N.A., London Branch
                                                                (Note Registrar)






                                                          Allens Arthur Robinson
                                                               The Chifley Tower
                                                                2 Chifley Square
                                                               Sydney  NSW  2000
                                                                       Australia
                                                            Tel  61  2 9230 4000
                                                            Fax  61  2 9230 5333



                                       (C) Copyright Allens Arthur Robinson 2002

Agency Agreement                                          Allens Arthur Robinson
--------------------------------------------------------------------------------

Table of Contents

1.       Definitions and Interpretation                                                2
         1.1              Definitions                                                  2
         1.2              Note Trust Deed definitions                                  3
         1.3              Interpretation                                               3
         1.4              Document or agreement                                        3
         1.5              Transaction Document                                         3
         1.6              Trustee as trustee                                           3

2.       Appointment of Paying Agents                                                  4

3.       Payment                                                                       4
         3.1              Payment by Trustee                                           4
         3.2              Confirmation                                                 5
         3.3              Payments by Paying Agents                                    5
         3.4              Method of Payment - Book-Entry Notes                         5
         3.5              Method of payment - Definitive Notes                         5
         3.6              Late payment                                                 5
         3.7              Notice of non-receipt                                        6
         3.8              Agency                                                       6
         3.9              Reimbursement                                                6
         3.10             Method of payment                                            6
         3.11             No fee                                                       7

4.       Repayment                                                                     7

5.       Appointment of the Agent Bank as Reference Agent                              7

6.       Duties of the Agent Bank                                                      8

7.       Note Trustee                                                                  9

8.       Early Redemption of Class A Notes                                            10

9.       Pro Rata Redemption, Purchases And Cancellation Of Notes                     10

10.      Notices to Class A Noteholders                                               12

11.      Documents and Forms                                                          12

12.      Authentication                                                               12

13.      Indemnity                                                                    12

14.      The Note Register                                                            14
         14.1             Appointment of Note Registrar                               14
         14.2             Details to be kept on the Note Register                     14
         14.3             Payments of Principal and Interest                          14
         14.4             Place of keeping Register, copies and access                15
         14.5             Details on Note Register conclusive                         15
         14.6             Alteration of details on Note Register                      15
         14.7             Rectification of Note Register                              15

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                                                                          Page i

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Agency Agreement                                          Allens Arthur Robinson
--------------------------------------------------------------------------------

         14.8             Correctness of Note Register                                16

15.      Changes of Note Registrar                                                    16
         15.1             Removal                                                     16
         15.2             Resignation                                                 16
         15.3             Limitation                                                  16

16.      General                                                                      16
         16.1             Communications to Class A Noteholders                       16
         16.2             Agency                                                      17
         16.3             Identity                                                    17
         16.4             No set-off                                                  17
         16.5             Reliance                                                    18
         16.6             Entitled to deal                                            18
         16.7             Consultation                                                18
         16.8             Duties                                                      18
         16.9             Income Tax Returns                                          18
         16.10            Obligations of each Note Party                              18

17.      Changes in Paying Agents and Agent Bank                                      19
         17.1             Removal                                                     19
         17.2             Resignation                                                 19
         17.3             Limitation                                                  19
         17.4             Delivery of amounts                                         20
         17.5             Successor to Principal Paying Agent                         20
         17.6             Successor to Agent Bank                                     21
         17.7             Successor to Note Registrar                                 22
         17.8             Notice to Class A Noteholders                               22
         17.9             Change in Paying Office or Specified Office                 23

18.      Fees and Expenses                                                            23

19.      Waivers, Remedies Cumulative                                                 24

20.      Severability of Provisions                                                   24

21.      Assignments                                                                  24

22.      Notices                                                                      25
         22.1             General                                                     25
         22.2             Details                                                     25
         22.3             Communication through Principal Paying Agent                27

23.      Limited Recourse                                                             27
         23.1             General                                                     27
         23.2             Liability of Trustee limited to its right to indemnity      27
         23.3             Unrestricted remedies                                       28
         23.4             Restricted remedies                                         28

24.      Counterparts                                                                 29

25.      Governing Law                                                                29

26.      Successor Trustee                                                            29

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                                                                         Page ii

Agency Agreement                                          Allens Arthur Robinson
--------------------------------------------------------------------------------

Date                                  12 March 2002
-------------

Parties
-------------

         1. Westpac Securities Administration Limited (ABN 77 000 049 472) incorporated in New South Wales of Level 4, 50 Pitt Street, Sydney in its capacity as trustee of the Series 2002-1G WST Trust (the Trustee);

         2.       Westpac Securitisation Management Pty Limited (ABN 73 081 709
                  211) incorporated in the Australian Capital Territory of Level 25, 60 Martin Place, Sydney as trust manager in relation to the Series 2002-1G WST Trust (the Trust Manager);

         3. Citibank, N.A., London Branch acting through its office at 5 Carmelite Street, London EC4Y 0PA as principal paying agent for the Class A Notes described below (the Principal Paying Agent, which expression shall, wherever the context requires, include any successor principal paying agent from time to time and, except where the context otherwise requires, the Principal Paying Agent and any additional paying agent or paying agents are Paying Agents);

         4. Citibank, N.A., London Branch acting through its office at Cottons Centre, Hays Lane, London SE1 2QT as trustee for the Class A Noteholders (the Note Trustee, which expression shall, wherever the context requires, include any other trustee or trustees from time to time under the Note Trust Deed);

         5. Citibank, N.A., London Branch acting through its office at 5 Carmelite Street, London EC4Y 0PA as reference agent in relation to the Class A Notes described below (the Agent Bank, which expression shall, whenever the context requires, include any successor reference agent from time to time); and

         6. Citibank, N.A., London Branch acting through its office at 5 Carmelite Street, London EC4Y 0PA as note registrar for the Class A Notes (the Note Registrar which expression shall, wherever the context requires, include any successor note registrar from time to time).

Recitals
-------------

         A The Trustee proposes to issue US$1,116,000,000 of mortgage backed floating rate notes due 2033 comprising
                  US$1,116,000,000 Class A Notes (Class A Notes).

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                                                                          Page 1

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Agency Agreement                                          Allens Arthur Robinson
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         B        The Class A Notes will be represented initially by one or more book-entry notes (the Book-Entry Notes).

         C The Class A Notes, upon original issue, will be issued in the form of typewritten Book-Entry Notes representing the Book-Entry Notes. The Trustee shall, on the date of this deed, deliver or arrange the delivery on its behalf of the Book-Entry Notes to the Principal Paying Agent. The Book-Entry Notes shall initially be registered on the Note Register in the name of Cede & Co., as nominee of DTC as Clearing Agency, and no Class A Note Owner will receive a Definitive Note representing such Class A Note Owner's interest in such Class A Note, except as provided in the Note Trust Deed.

         D The Class A Notes will be constituted by the Note Trust Deed, the Series Notice and the Master Trust Deed.

         E The Class A Notes will be secured on the terms of the Security Trust Deed.

         F The Trustee wishes to appoint the Principal Paying Agent as principal paying agent in respect of the Class A Notes and has entered into this agreement to provide for the terms and conditions of that appointment.

         G The Trustee wishes to appoint the Agent Bank as its reference agent in respect of the Class A Notes and has entered into this agreement to provide for the terms and conditions of that appointment.

--------------------------------------------------------------------------------

IT IS AGREED as follows.


1.       Definitions and Interpretation
--------------------------------------------------------------------------------

1.1      Definitions

         The following definitions apply unless the context requires otherwise.

         Master Trust Deed means the Master Trust Deed for the WST Trusts dated 14 February 1997 between the Trustee as trustee and The Mortgage Company Pty Limited.

         Notice of Creation of Trust means the Notice of Creation of Trust dated 4 March 2002 issued under the Master Trust Deed in relation to the Trust.

         Paying Office means, in relation to a Paying Agent, the office of the Paying Agent specified in the Class A Notes or otherwise under this agreement or the Note Trust Deed as the office at which payments in respect of the Class A Notes will be made as changed from time to time in accordance with this agreement.

         Series Notice means the Series Notice dated on or about the date of this agreement relating to the Trust.

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                                                                          Page 2

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Agency Agreement                                          Allens Arthur Robinson
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         Specified Office means, in relation to the Agent Bank, the office of the Agent Bank specified under this Agreement as the office at which the Agent Bank will carry out its duties under this agreement.

         Trust means the trust known as the Series 2002-1G WST Trust established under the Notice of Creation of Trust, the Master Trust Deed and the Series Notice.

1.2      Note Trust Deed definitions

         Words and expressions which are defined in the Note Trust Deed (including by reference to another agreement and including the Conditions) have the same meanings when used in this agreement unless the context otherwise requires or unless otherwise defined in this agreement.

1.3      Interpretation

         Clause 1.2 of the Master Trust Deed applies to this agreement as if set out in full and:

         (a) a reference to an asset includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset; and

         (b) a reference to an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise.

1.4      Document or agreement

         A reference to:

         (a) an agreement includes a Security Interest, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

         (b) a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

         A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this agreement.

1.5      Transaction Document

         This agreement is a Transaction Document for the purposes of the Master Trust Deed.

1.6      Trustee as trustee

         (a)      In this agreement, except where provided to the contrary:

                  (i) a reference to the Trustee is a reference to the Trustee in its capacity as trustee of the Trust only, and in no other capacity; and

                  (ii) a reference to the assets, business, property or undertaking of the Trustee is a reference to the assets, business, property or undertaking of the Trustee only in the capacity described in sub-paragraph (i) above.

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                                                                          Page 3

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Agency Agreement                                          Allens Arthur Robinson
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         (b)      The rights and obligations of the parties under this agreement relate only to the Series 2002-1G WST Trust, and do not relate to any other Trust (as defined in the Master Trust Deed).

2.       Appointment of Paying Agents
--------------------------------------------------------------------------------

         (a) Subject to the terms of this agreement, the Trustee (and, for the purposes of clause 7 only, the Note Trustee) appoints the Principal Paying Agent as its principal paying agent, and each other Paying Agent as its paying agent, for making payments in respect of the Class A Notes in accordance with the Transaction Documents and the Conditions at their respective Paying Offices. The Principal Paying Agent, and each other Paying Agent appointed under this agreement, accepts that appointment.

         (b) Except in clause 17 and as the context otherwise requires, references to the Principal Paying Agent are to it acting solely through its Paying Office.

         (c) If at any time there is more than one Paying Agent, the obligations of the Paying Agents under this agreement shall be several and not joint.

         It is acknowledged and agreed that:

                  (i) each of the Principal Paying Agent and the other Paying Agents is the agent of the Trustee (and, for the purposes of clause 7 only, the Note Trustee) in its capacity as trustee of the Trust (or Note Trustee, as the case may be) only, and

                  (ii) despite anything else in this agreement, any other Transaction Document or at law, the Trustee in its personal capacity is not responsible for any negligent act or negligent omission, fraudulent act or fraudulent omission or any other act or omission which, had it been done or not done by the Trustee personally, would have amounted to a breach of trust by the Trustee under any Transaction Document or at law, of the Principal Paying Agent or any other Paying Agent.

3.       Payment
--------------------------------------------------------------------------------

3.1      Payment by Trustee

         The Trustee shall not later than 10.00 am (London time) on each Payment Date in accordance with clause 3.9, and subject to the Transaction Documents and the relevant Conditions, pay to or to the order of, or procure payment to or to the order of, the Principal Paying Agent the amount in immediately available US$ funds as may be required (after taking account of any cash then held by the Principal Paying Agent and available for the purpose) to be made on that Payment Date under the Series Notice and the Conditions.

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                                                                          Page 4

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Agency Agreement                                          Allens Arthur Robinson
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3.2      Confirmation

         Not later than 4.00 pm (Sydney time) on each Determination Date, the Trust Manager on behalf of the Trustee shall notify, or procure notification to, the Principal Paying Agent and the Note Trustee in writing of the amount of interest and principal payable in respect of the Class A Notes on the Payment Date following that Determination Date. The Trustee or the Trust Manager on its behalf shall also forward to the Principal Paying Agent at that time confirmation that the payments provided for in clause 3.1 will be made unconditionally.

3.3      Payments by Paying Agents

         Subject to payment being duly made as provided in clause 3.1 (or to the Principal Paying Agent otherwise being satisfied that the payment will be duly made on the due date), and subject to clause 7, the Paying Agents shall pay or cause to be paid on behalf of the Trustee on each Payment Date the relevant amounts of principal and interest due in respect of the Class A Notes in accordance with the Series Notice and the Conditions.

3.4      Method of Payment - Book-Entry Notes

         (a) The Principal Paying Agent shall cause all payments of principal or interest (as the case may be) due in respect of Class A Notes represented by a Book-Entry Note to be made to DTC for credit to the account of the persons appearing from time to time in the records of DTC as account holder with respect to the Book-Entry Note.

         (b) An annotation of the Principal Paying Agent, noting that a payment or payments has or have been made under this clause 3.4, shall be sufficient evidence unless the contrary is proved of the relevant payments having not been made.

3.5      Method of payment - Definitive Notes

         Payments of principal or interest on the Definitive Notes, if any, shall be made in accordance with the Conditions and the Series Notice.

3.6      Late payment

         (a) If any payment under clause 3.1 is made late but otherwise in accordance with the provisions of this agreement, each Paying Agent shall make payments required to be made by it in respect of the Class A Notes as provided in this clause 3. However, unless and until the full amount of any payment in respect of the Class A Notes required to be made under the Transaction Documents has been made under clause 3.1 to or to the order of the Principal Paying Agent, no Paying Agents shall be bound to make a payment under clause 3 except to the extent that non-payment is caused by fraud, wilful misconduct, negligence or bad faith on the part of that Paying Agent or of any of its directors, officers, employees or servants.

         (b) If the Principal Paying Agent has not received on a Payment Date the full amount of principal and interest then payable on any Class A Note in accordance with the Series Notice and the Conditions, but receives the full amount later, it shall:

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                                                                          Page 5

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Agency Agreement                                          Allens Arthur Robinson
--------------------------------------------------------------------------------

                  (i) forthwith upon full receipt notify in writing the other Paying Agents (if any), the Trustee, the Note Trustee, the Security Trustee and the Trust Manager; and

                  (ii) as soon as practicable after such full receipt give due notice, in accordance with Condition 12 (unless the Note Trustee agrees otherwise), to Class A Noteholders that it has received the full amount.

3.7      Notice of non-receipt

         The Principal Paying Agent shall immediately notify by telex or facsimile (if appropriate) the other Paying Agents (if any), the Note Trustee, the Trustee, the Security Trustee and the Trust Manager if the full amount of any payment of principal or interest required to be made by the Series Notice and the Conditions in respect of the Class A Notes is not unconditionally received by it or to its order in accordance with this agreement.

3.8      Agency

         The Principal Paying Agent shall hold as agent for the Note Trustee and the Class A Noteholders all sums held by it for the payment of principal and interest with respect to the Class A Notes until all relevant sums are paid to the Note Trustee or the Class A Noteholders or otherwise disposed of in accordance with the Note Trust Deed.

3.9      Reimbursement

         The Principal Paying Agent shall (provided that it has received cleared funds from the Trustee) on demand promptly reimburse the other Paying Agents (if any) for payments of principal and interest properly made by that Paying Agent in accordance with the Conditions and this agreement. The Trustee shall not be concerned with the apportionment of any moneys between the Principal Paying Agent and the other Paying Agents (if any) and payment to the Principal Paying Agent of any moneys due to the Paying Agents shall operate as a good discharge to the Trustee in respect of such moneys.

3.10     Method of payment

         (a) All sums payable by the Trustee to the Principal Paying Agent under this agreement shall, unless otherwise provided and subject to the Currency Swaps, be paid by the Currency Swap Providers on behalf of the Trustee in US$ to the account with the bank outside Australia as the Principal Paying Agent may from time to time notify in writing to the Trustee and the Note Trustee. Those sums shall be held by the Principal Paying Agent as agent for the Class A Noteholders for payment to the Class A Noteholders and, failing that payment within the designated periods of prescription specified in Condition 8, or upon the bankruptcy, insolvency, winding up or liquidation of the Principal Paying Agent or default being made by the Principal Paying Agent in the payment of any amounts in respect of principal or interest in accordance with this agreement, for repayment to the Trustee (subject to clause 4). On repayment in full in accordance with clause 4 to the Trustee all liabilities of the Principal Paying Agent with respect to those moneys shall cease. The Trustee may, promptly after each Payment Date, request confirmation from the

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                                                                          Page 6

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Agency Agreement                                          Allens Arthur Robinson
--------------------------------------------------------------------------------

                  Principal Paying Agent that the Principal Paying Agent has paid the relevant amount to DTC. The Principal Paying Agent will countersign and promptly return any such confirmation requested by the Trustee.

         (b) Subject to the terms of this agreement, the Principal Paying Agent shall be entitled to deal with moneys paid to it under this agreement in the same manner as other moneys paid to it as a banker by its customers. The Principal Paying Agent shall be entitled to retain for its own account any interest earned on the sums from time to time credited to the separate account referred to in paragraph (a) and it need not segregate such sums from other amounts held by it.

         (c) The payment by the Trustee of its A$ payment obligations on each Payment Date under the Series Notice and the Conditions to the Currency Swap Providers shall be a good discharge to the Trustee.

         (d) The Trustee shall not be liable for any act or omission or default of any Currency Swap Provider or any Paying Agents under this Agreement.

3.11     No fee

         Subject to clause 18, no Paying Agent will charge any commission or fee in relation to any payment under this agreement.

4.       Repayment
--------------------------------------------------------------------------------

         (a) Immediately on any entitlement to receive principal or interest under any Class A Note becoming void under the Conditions, the Principal Paying Agent shall repay to the Trustee the amount which would have been due in respect of that principal or interest if it had been paid before the entitlement became void, together with any fees applicable to that payment or entitlement (pro rated as to the amount and time) to the extent already paid under clause 18.

         (b) Despite paragraph (a) the Principal Paying Agent shall not be obliged to make any repayment to the Trustee so long as any fees and expenses which should have been paid to or to the order of the Principal Paying Agent or, if applicable, the Note Trustee by the Trustee remain unpaid.

5.       Appointment of the Agent Bank as Reference Agent
--------------------------------------------------------------------------------

         (a) The Trustee (and, for the purposes of clause 7 only, the Note Trustee) appoints the Agent Bank as its reference agent in respect of the Class A Notes upon the terms and conditions set forth in this agreement and the Agent Bank accepts that appointment.

         (b)      It is acknowledged and agreed that:

                  (i) the Agent Bank is the agent of the Trustee (and, for the purposes of clause 7 only, the Note Trustee) in its capacity as trustee of the Trust (or Note Trustee, as the case may be) only, and

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                                                                          Page 7

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Agency Agreement                                          Allens Arthur Robinson
--------------------------------------------------------------------------------

                  (ii) despite anything else in this agreement, any other Transaction Document or at law, the Trustee in its personal capacity is not responsible for any negligent act or negligent omission, fraudulent act or fraudulent omission or any other act or omission of the Agent Bank which, had it been done or not done by the Trustee personally, would have amounted to a breach of trust by the Trustee under any Transaction Document or under general principles of law.

6.       Duties of the Agent Bank
--------------------------------------------------------------------------------

         (a) The Agent Bank shall in relation to the Class A Notes until their final maturity or such earlier date on which the Class A Notes are due and payable in full and in either case until the Trustee has paid all amounts in relation to the Class A Notes to the Principal Paying Agent or, if applicable, the Note
                  Trustee:

                  (i) perform such duties at its Specified Offices in London as are set forth in this agreement and in the Conditions and any other duties which are reasonably incidental at the request of the Trustee, the Trust Manager, the Note Trustee or the Principal Paying Agent;

                  (ii) determine LIBOR for each Coupon Period, and calculate the relevant Coupon on Class A Notes, in the manner set out in Condition 4 and confirm with the Currency Swap Providers that the LIBOR as determined under this agreement is the same as LIBOR determined by the Currency Swap Providers under the related Currency Swap;

                  (iii) notify the Trustee, the Trust Manager, the Note Trustee, the Paying Agents and the London Stock Exchange and any other stock exchange, competent listing authority and/or quotation system on which the Class A Note are listed, quoted or traded (for so long as the Class A Notes are listed, quoted and/or traded on or by the London Stock Exchange or such other stock exchange, competent listing authority and/or quotation system) by telex or facsimile transmission on or as soon as possible after the first day of that Coupon Period, of the Coupon Rate and the Coupon so determined by it in relation to that Coupon Period, specifying to the Trustee the rates upon which they are based and (where relevant) the names of the banks quoting those rates; and

                  (iv) cause the Coupon Rates applicable to the Class A Notes and each Coupon for each Coupon Period together with the relevant Payment Date, to be published (at the expense of the Trustee) in accordance with the provisions of Conditions 4 and 12, on or as soon as possible after the commencement of the relevant Interest Period unless the Note Trustee otherwise agrees, provided that the Trustee and the Note Trustee shall use their reasonable endeavours to co-operate with the Agent Bank in order to effect that publication.

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                                                                          Page 8

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Agency Agreement                                          Allens Arthur Robinson
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         (b)      The Coupon and relevant Payment Date published under
                  sub-paragraph (iv) may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice to Class A Noteholders in the event of a shortening of the Interest Period.

7.       Note Trustee
--------------------------------------------------------------------------------

         (a) At any time after an Event of Default in respect of the Class A Notes has occurred, or at any time after Definitive Notes have not been issued when so required in accordance with the Conditions, the Note Trustee may:

                  (i) by notice in writing to the Trustee, the Trust Manager, the Principal Paying Agent, the other Paying Agents, the Note Registrar, and the Agent Bank require the Principal Paying Agent, the other Paying Agents, the Note Registrar and the Agent Bank either:

                           (A) (1)  to act as Principal Paying Agent and
                                    Paying Agents, the Note Registrar and Agent
                                    Bank respectively of the Note Trustee on the terms of this agreement in relation to payments to be made by or on behalf of the Note Trustee under the terms of the Note Trust Deed, except that the Note Trustee's liability under any provisions of this agreement for the indemnification of the Paying Agents, the Note Registrar and Agent Bank shall be limited to any amount for the time being held by the Note Trustee on the trusts of the Note Trust Deed and which is available to be applied by the Note Trustee for that purpose; and

                               (2) hold all Definitive Notes, and all amounts, documents and records held by them in respect of the Class A Notes, on behalf of the Note Trustee; or

                           (B) to deliver up all Definitive Notes and all
                               amounts, documents and records held by them in respect of the Class A Notes, to the Note Trustee or as the Note Trustee shall direct in that notice, other than any documents or records which the relevant Paying Agent, the Note Registrar or Agent Bank is obliged not to release by any law or regulation; and

                  (ii) by notice in writing to the Trustee require it to make (or arrange to be made) all subsequent payments in respect of the Class A Notes to the order of the Note Trustee and not to the Principal Paying Agent and, with effect from the issue of that notice to the Trustee and until that notice is withdrawn clause 2.3 of the Note Trust Deed shall not apply.

         (b) The payment by the Trustee of its payment obligations on each Payment Date under the Series Notice and the Conditions to the Note Trustee in accordance with paragraph (a) shall be a good discharge to the Trustee and the Trustee shall not be

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                                                                          Page 9

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Agency Agreement                                          Allens Arthur Robinson
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                  liable for any act or omission or default of the Note Trustee during the period it is required to make payment to the Note Trustee under paragraph (a).

         (c) The Note Trustee shall forthwith give written notice to the Trust Manager, the Trustee, the Security Trustee, the Agent Bank, the Note Registrar and the Principal Paying Agent of any change in the Authorised Signatories of the Note Trustee.

         (d) If the Agent Bank at any time for any reason does not determine the Coupon Rate or calculate the Coupon for a Class A Note, the Note Trustee shall do so and each such determination or calculation shall be deemed to have been made by the Agent Bank. In doing so, the Note Trustee shall apply the provisions of clause 6, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such a manner as it shall deem fair and reasonable in all the circumstances.

8.       Early Redemption of Class A Notes
--------------------------------------------------------------------------------

         (a) If the Trustee intends to redeem all (but not some only) of the Class A Notes prior to their Maturity Date pursuant to Condition 5.15 (which it may only do at the direction of the Trust Manager), the Trust Manager shall give not less than 5 days' prior written notice to the Principal Paying Agent and the Note Trustee before giving the requisite period of notice to the relevant Class A Noteholders in accordance with Condition 5.15 and stating the date on which such Class A Notes are to be redeemed.

         (b) The Principal Paying Agent shall, on receipt of a notice under paragraph (a):

                  (i)      notify DTC of the proposed redemption, specifying:

                           (A) the aggregate Invested Amount of the Class A Notes to be redeemed;

                           (B) the amount of principal to be repaid in relation to the Class A Notes; and

                           (C) the date on which the Class A Notes are to be redeemed; and

                  (ii) promptly and in accordance with the Conditions on behalf of and at the expense of the Trustee publish the notices required in connection with that redemption.

9.       Pro Rata Redemption, Purchases And Cancellation Of Notes
--------------------------------------------------------------------------------

         (a) If the Trustee is required to redeem some (but not all) of the Class A Notes prior to their Maturity Date pursuant to Condition 5.1 the Trust Manager shall on each Determination Date give prior written notice to the Agent Bank, the Principal Paying Agent, the Note Registrar and the Note Trustee, as provided in Condition 5.

         (b) On receipt of a notice under paragraph (a), the Principal Paying Agent shall notify DTC of the proposed redemption, specifying in each case the aggregate principal

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                  amount of the Class A Notes to be redeemed and the date on which such Class A Notes are to be redeemed.

         (c) For so long as the Class A Notes are listed, quoted and/or traded on or by the London Stock Exchange or any other stock exchange, competent listing authority and/or quotation system, the Trust Manager on behalf of the Trustee shall ensure that notice of the matters referred to in paragraph (a) is provided to the London Stock Exchange and any other stock exchange, competent listing authority and/or quotation system on or by which the Class A Notes are from time to time listed, quoted and/or traded (if required).

         (d) The Trust Manager shall, on (or as soon as practicable after) each Determination Date in respect of the Class A Notes, calculate:

                  (i) the amount of principal to be repaid in respect of each Class A Note due on the Payment Date next following that Determination Date;

                  (ii) the Invested Amount of each Class A Note on the first day of the next following Coupon Period (after deducting any principal due to be made on the next Payment Date); and

                  (iii) the Bond Factor for the Class A Notes as of the Notice Date,

                  and shall forthwith notify or cause to be notified in writing to the Trustee, the Agent Bank, the Note Trustee, the Principal Paying Agent and (for so long as the Class A Notes are listed, quoted and/or traded on or by the London Stock Exchange or any other stock exchange, competent listing authority and/or quotation system) the London Stock Exchange and such other stock exchange, competent listing authority and/or quotation system of each of those determinations in accordance with the Series Notice. On receipt of that notice, the Principal Paying Agent shall give a copy of that notice to DTC in accordance with the requirements of the Note Depository Agreement.

         (e) The Trust Manager will immediately cause details of each determination under paragraph (d) to be published in accordance with Condition 12 by the Notice Date immediately preceding the relevant Payment Date.

         (f) If no principal is due to be repaid on the Class A Notes on any Payment Date, the Trust Manager shall give notice or shall cause a notice to this effect to be given to the Class A Noteholders in accordance with Condition 12.

         (g) If any Class A Notes are redeemed in whole or in part in accordance with the Conditions and the Transaction Documents, the Principal Paying Agent will, if any Book-Entry Notes are still outstanding in relation to those Notes, cause the Note Registrar to record all relevant details in the Note Register. The Principal Paying Agent shall, if requested in writing, as soon as possible furnish to each of the Trustee and the Note Trustee a certificate setting out the aggregate Invested Amount and Stated Amount of Class A Notes which have been redeemed or the aggregate Invested Amount and Stated Amount of Class A Notes which have been purchased. If the Invested Amount of a Book-Entry Note is reduced to nil, the Principal Paying Agent shall destroy the relevant Book-Entry Note and, if requested

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                  in writing, issue a destruction certificate forthwith to the
                  Note Trustee and shall send a copy of that certificate to the Trustee, the Trust Manager and the Note Trustee.

10.      Notices to Class A Noteholders
--------------------------------------------------------------------------------

         (a) At the request and expense of the Trustee, the Principal Paying Agent shall arrange for the delivery of all notices and the Noteholders Report to Class A Noteholders in accordance with the Conditions.

         (b) The Principal Paying Agent shall promptly send to the Note Trustee one copy of the form of every notice given to Class A Noteholders in accordance with the Conditions.

11.      Documents and Forms
--------------------------------------------------------------------------------

         (a) The Trust Manager shall provide to the Principal Paying Agent for distribution to each Paying Agent sufficient copies of all documents required by the Conditions or the Note Trust Deed to be available to Class A Noteholders for issue or inspection (including the Note Trust Deed, the Master Trust Deed and the Series Notice).

         (b) The Trust Manager and the Trustee shall provide to the Agent Bank such documents as the Agent Bank may reasonably require from the Trustee in order for the Agent Bank properly to fulfil its duties in respect of the Class A Notes.

12.      Authentication
--------------------------------------------------------------------------------

         The Principal Paying Agent shall authenticate or cause to be authenticated the Book-Entry Notes and (if required) the Definitive Notes (whether on initial issue or on replacement).

13.      Indemnity
--------------------------------------------------------------------------------

         (a) Subject to paragraph (b) and clause 23, the Trustee shall indemnify each Paying Agent, the Note Registrar and the Agent Bank against any loss, damages, proceeding, liability, cost, claim, action, demand or expense (including, without limitation, legal costs and expenses and any applicable value added or similar tax thereon) (each, an Expense) which the Paying Agent may incur or which may be made against the Paying Agent, the Note Registrar or Agent Bank as a result of or in connection with the Paying Agent's, the Note Registrar's or Agent Bank's (as the case may be) appointment or the proper exercise of the Paying Agent's, Note Registrar's or Agent Bank's powers and proper performance of the Paying Agent's, Note Registrar's or Agent Bank (as the case may be) duties under this agreement, notwithstanding the resignation or removal of that Paying Agent, the Note Registrar or the Agent Bank in accordance with clause 17 (including any liability in respect of payment of a cheque drawn by that Paying Agent or Agent Bank (as the case may be) where the cheque is collected or sued upon or an attempt at collection

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                  is made after the amount in respect of which it is paid has been returned to the Trustee under clause 4).

         (b) The indemnity in paragraph (a) applies to any Expense of a Paying Agent, the Note Registrar or the Agent Bank (as the case may be) only:

                  (i) to the extent the Expense does not result from the breach by the Paying Agent, the Note Registrar or the Agent Bank (as the case may be) of the terms of this agreement or from the Paying Agent's, the Note Registrar's or the Agent Bank's own fraud, wilful misconduct, negligence or bad faith or that of its directors, officers or employees or servants;

                  (ii) if the Paying Agent, the Note Registrar or the Agent Bank (as the case may be) gives notice of the Expense to the Trustee and the Trust Manager as soon as the Paying Agent, the Note Registrar or the Agent Bank (as the case may be) becomes aware of the Expense; and

                  (iii) if and whenever the Trustee or the Trust Manager so requires, the Paying Agent, the Note Registrar or the Agent Bank (as the case may be) takes any actions or proceedings under the control and at the expense of the Trustee as the Trustee may reasonably require to avoid, resist or compromise that Expense.

         (c) Each of the Agent Bank, the Note Registrar and the Paying Agents severally indemnifies the Trustee and the Trust Manager against any Expense which the Trustee or the Trust Manager (as the case may be) may incur or which may be made against it as a result of a breach by the Agent Bank, the Note Registrar or the Paying Agent (as the case may be) of the terms of this agreement or its own fraud, wilful misconduct, negligence or bad faith or that of its directors, officers or employees or servants, including any failure to obtain and maintain in existence any Authorisation required by it for the assumption, exercise and performance of its powers and duties under this agreement provided always that, notwithstanding the foregoing, under no circumstances will any of the Agent Bank, the Note Registrar or the Paying Agents be liable to the Trustee and/or the Trust Manager or any other person for any consequential loss (being loss of business, goodwill, opportunity or profit, and for the avoidance of doubt the liability of the Trustee to pay any Coupon on a Note under clause 6.10 of the Series Notice does not constitute a consequential loss) howsoever incurred or arising, even if advised of the possibility of such loss or damage.

         (d) Each indemnity, reimbursement or similar obligation in this clause:

                  (i)      is a continuing obligation;

                  (ii)     is a separate and independent obligation;

                  (iii) is payable under clause 6.10 of the Series Notice on the Payment Date following demand; and

                  (iv)     survives termination or discharge of this agreement.

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Agency Agreement                                          Allens Arthur Robinson
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14.      The Note Register
--------------------------------------------------------------------------------

14.1     Appointment of Note Registrar

         The Trustee appoints Citibank, N.A., London Branch to be the initial Note Registrar. Citibank, N.A., London Branch accepts that appointment.

14.2     Details to be kept on the Note Register

         The Note Registrar shall keep the Note Register with respect to the Trust in accordance with the terms of this agreement and the Note Trust Deed, on which shall be entered the following information relating to the Trust:

         (a)      (name) the name of the Trust;

         (b)      (creation) the date of the creation of the Trust;

         (c) (Issue Dates) the Issue Dates for Class A Notes issued in relation to the Trust;

         (d) (Initial Invested Amount) the total Initial Invested Amount of Class A Notes issued on each such Issue Date;

         (e) (Invested Amount) the Invested Amount of each Class A Note from time to time;

         (f) (Stated Amount) the Stated Amount of each Class A Note from time to time;

         (g) (details of Noteholders) the name and address of each Class A Noteholder;

         (h) (number of Notes) the number of Notes held by each Class A Noteholder;

         (i) (date of entry) the date on which a person was entered as the holder of Class A Notes;

         (j) (date of cessation) the date on which a person ceased to be a Class A Noteholder;

         (k) (account) the account to which any payments due to a Class A Noteholder are to be made (if applicable);

         (l) (payments) a record of each payment in respect of the Class A Notes; and

         (m)      (additional information) such other information as:

                  (i)      is required by the Series Notice;

                  (ii)     the Note Registrar considers necessary or desirable;
                           or

                  (iii)    the Trust Manager or the Trustee reasonably requires.

14.3     Payments of Principal and Interest

         (a) Any payment of principal or interest on any Class A Note shall be endorsed by the Note Registrar on the Note Register. In the case of payments of principal, the Invested Amount of the Class A Notes shall be reduced for all purposes by the amount so paid and endorsed on the Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

         (b) If the amount of principal or interest (as the case may be) due for payment on any Class A Note is not paid in full (including Carryover Charge Offs and by reason of a

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                  deduction or withholding) the Note Registrar shall endorse a record of that shortfall on the Note Register.

14.4     Place of keeping Register, copies and access

         The Note Register shall be:

         (a) (place kept) kept at the principal office of the Note Registrar or at such place as the Trustee, the Trust Manager and the Note Registrar may in writing agree;

         (b) (access to Trust Manager and Auditor) open to the Trustee, the Trust Manager, the Note Trustee and the Auditor of the Trust to inspect during normal business hours;

         (c) (inspection by Class A Noteholders) open for inspection by the Note Trustee or a Class A Noteholder during normal business hours but, in the case of a Class A Noteholder, only in respect of information relating to that Class A Noteholder; and

         (d) (not for copying) not available to be copied by any person (other than the Trustee, the Trust Manager or the Note Trustee) except in compliance with such terms and conditions (if any) as the Trust Manager, the Trustee and the Note Registrar in their absolute discretion nominate from time to time.

14.5     Details on Note Register conclusive

         (a) (Reliance on Register) The Trustee shall be entitled to rely on the Note Register as being a correct, complete and conclusive record of the matters set out in it at any time and whether or not the information shown in the Note Register is inconsistent with any other document, matter or thing. The Trustee is not liable to any person in any circumstances whatsoever for any inaccuracy in, or omission from, the Note Register.

         (b) (No trusts etc) The Note Registrar shall not be obliged to enter on the Note Register notice of any trust, Security Interest or other interest whatsoever in respect of any Class A Notes and the Trustee shall be entitled to treat a Class A Noteholder as the absolute owner of Class A Notes and the Trustee shall not be bound or affected by any trust affecting the ownership of any Class A Notes unless ordered by a court or required by statute.

14.6     Alteration of details on Note Register

         On the Note Registrar being notified of any change of name or address or payment or other details of a Class A Noteholder by the Class A Noteholder, the Note Registrar shall promptly alter the Note Register accordingly.

14.7     Rectification of Note Register

         If:

         (a)      an entry is omitted from the Note Register;

         (b) an entry is made in the Note Register otherwise than in accordance with this deed;

         (c)      an entry wrongly exists in the Note Register;

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         (d)      there is an error or defect in any entry in the Note Register;
                  or

         (e) default is made or unnecessary delay takes place in entering in the Note Register that any person has ceased to be the holder of Class A Notes,

         the Note Registrar may, without notice to any party, rectify the same.

14.8     Correctness of Note Register

         The Note Registrar shall not be liable for any mistake on the Note Register or in any purported copy except to the extent that the mistake is attributable to its fraud, negligence or wilful default.

15.      Changes of Note Registrar
--------------------------------------------------------------------------------

15.1     Removal

         The Trustee (or the Trust Manager on its behalf after advising the Trustee) may terminate the appointment of the Note Registrar with the prior written approval of the Note Trustee (which approval must not be unreasonably withheld or delayed), with effect not less than 60 days from that notice.

15.2     Resignation

         Subject to this clause 15 the Note Registrar may resign its appointment at any time by giving to the Trustee, the Trust Manager and the Note Registrar not less than 60 days written notice to that effect.

15.3     Limitation

         Despite clauses 15.1 and 15.2:

         (a) no resignation by or termination of the appointment of the Note Registrar shall take effect until a new Note Registrar approved in writing by the Note Trustee has been appointed on terms previously approved in writing by the Note Trustee (in each case, that approval not to be unreasonably withheld or delayed); and

         (b) the appointment of a new Note Registrar shall be on the terms and subject to the conditions of this agreement and the outgoing Note Registrar shall co-operate fully to do all further acts and things and execute any further documents as may be necessary or desirable to give effect to the appointment of the new Note Registrar.

16.      General
--------------------------------------------------------------------------------

16.1     Communications to Class A Noteholders

         The Principal Paying Agent shall, upon receipt from the Trustee, Trust Manager, Security Trustee or Note Trustee of any communication to be delivered to Class A Noteholders or Class A Note Owners, including any communications pursuant to clauses 3.3, 7.1 18(a), 22.1, 23.2 or 32.2(b) of the Note Trust Deed or any other solicitation of notice from or consent of the Class A Noteholders or Note Owners pursuant to or relating to the Note

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         Trust Deed or this agreement, forward such communications to the Class
         A Noteholders, along with instructions that the responses relating to such communications be returned to the Principal Paying Agent. Such communication shall include the date upon which the response to such solicitation shall be delivered (the Response Date). The Principal Paying Agent shall treat any Noteholder who has not delivered its response as of the Response Date as having withheld its consent to the proposed action. The Principal Paying Agent shall notify the Trustee, Trust Manager and Note Trustee in writing of the results of any such solicitations of consent.

16.2     Agency

         Subject to any other provision of this agreement, each Note Party shall act solely for and as agent of the Trustee (or, pursuant to clause 7 only, the Note Trustee) and shall not have any obligations towards or relationship of agency or trust with any person entitled to receive payments of principal and/or interest on the Class A Notes and shall be responsible only for performance of the duties and obligations expressly imposed upon it in this agreement.

16.3     Identity

         Each Paying Agent shall (except as ordered by a court of competent jurisdiction or as required by law) be entitled to treat the person:

         (a) who is, while a Book-Entry Note remains outstanding, the registered owner of that Book-Entry Note as the person entitled to receive payments of principal or interest (as applicable) and each person shown in the records of the DTC as the holder of any Class A Note represented by a Book-Entry Note shall be entitled to receive from the registered owner of that Book-Entry Note any payment so made in accordance with the respective rules and procedures of the DTC and on the terms and subject to the conditions of that Book-Entry Note;

         (b) who is the registered owner of any relevant Definitive Note as the absolute owner or owners of that Definitive Note (whether or not that Definitive Note is overdue and despite any notice of ownership or writing on it or any notice of previous loss or theft or of any trust or other interest in it); or

         (c) who, when a Book-Entry Note in respect of any Class A Note is no longer outstanding but Definitive Notes in respect of the Class A Notes have not been issued, is for the time being the Note Trustee, as the person entrusted with the receipt of principal or interest, as applicable, on behalf of the relevant Class A Noteholders, and in all cases and for all purposes despite any notice to the contrary and shall not be liable for so doing.

16.4     No set-off

         No Paying Agent shall exercise any right of set-off, withholding, counterclaim or lien against, or make any deduction in any payment to, any person entitled to receive amounts of principal or interest on the Class A Notes in respect of moneys payable by it under this agreement.

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16.5     Reliance

         Each Note Party shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered by it in reliance upon any instruction, request or order from the Trustee or the Trust Manager or in reliance upon any Class A Note or upon any notice, resolution, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been delivered, signed or sent by the proper party or parties.

16.6     Entitled to deal

         A Note Party shall not be precluded from acquiring, holding or dealing in any Class A Notes or from engaging or being interested in any contract or other financial or other transaction with the Trustee, the Trust Manager or the Servicer as freely as if it were not an agent of the Trustee under this agreement and in no event whatsoever (other than fraud, wilful misconduct, negligence or bad faith) shall any Note Party be liable to account to the Trustee or any person entitled to receive amounts of principal or interest on the Class A Notes for any profit made or fees or commissions received in connection with this agreement or any Class A Notes.

16.7     Consultation

         Each Note Party may consult as to legal matters with lawyers selected by it, who may be employees of or lawyers to the Trustee, the Trust Manager or the relevant Paying Agent. Where that consultation is likely to give rise to significant Expenses (as that term is defined in clause
         13), the relevant Note Party shall where reasonably practical notify the Trustee and Trust Manager 10 days prior to that consultation.

16.8     Duties

         Each Note Party shall perform the duties, and only the duties, contained in or reasonably incidental to this agreement and the Conditions and in the Class A Notes and no implied duties or obligations (other than general laws as to agency) shall be read into this agreement or the Class A Notes against any Note Party. A Note Party shall not be required to take any action under this agreement which would require it to incur any expense or liability, for which (in its reasonable opinion) either it would not be reimbursed within a reasonable time or in respect of which it has not been indemnified to its satisfaction.

16.9     Income Tax Returns

         The Principal Paying Agent shall, subject always to compliance with mandatory provisions of law, deliver to each Class A Noteholder such information as may be reasonably required to enable such Class A Noteholder to prepare its federal and state income tax returns.

16.10    Obligations of each Note Party

         Each Note Party represents and warrants that it is duly qualified to assume its obligations under this agreement and has obtained all necessary approvals required to perform its obligations under this agreement.

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17.      Changes in Paying Agents and Agent Bank
--------------------------------------------------------------------------------

17.1     Removal

         The Trustee (or the Trust Manager on its behalf after advising the Trustee) may at any time:

         (a)      with the prior written approval of the Note Trustee appoint:

                  (i)      additional or alternative Paying Agents; or

                  (ii)     an alternative Agent Bank;

         (b) subject to this clause 17, terminate the appointment of any Paying Agent or the Agent Bank by giving written notice to that effect to each Designated Rating Agency, the Note Trustee, the Agent Bank (if its appointment is to be terminated), the Principal Paying Agent and (if different) the Paying Agent whose appointment is to be terminated:

                  (i) with effect immediately on that notice, if any of the following occurs in relation to the Paying Agent or Agent Bank (as the case may be):

                           (A) an Insolvency Event has occurred in relation to the Paying Agent or Agent Bank;

                           (B) the Paying Agent or Agent Bank has ceased its business;

                           (C) the Paying Agent or Agent Bank has failed to remedy within fourteen days after prior written notice by the Trustee or Trust Manager any material breach of this agreement on the part of the Paying Agent; or

                  (ii) otherwise, with the prior written approval of the Note Trustee (which approval must not be unreasonably withheld or delayed) with effect not less than 60 days' from that notice, which date shall be not less than 30 days before nor 30 days after any due date for payment of any Class A Notes.

17.2     Resignation

         Subject to this clause 17, a Paying Agent or the Agent Bank may resign its appointment under this agreement at any time by giving to the Trustee, the Trust Manager, each Designated Rating Agency and (where a Paying Agent is resigning and the Paying Agent is not the Principal Paying Agent) the Principal Paying Agent not less than 60 days' written notice to that effect, which notice shall expire not less than 30 days before or 30 days after any due date for payment of any Class A Notes.

17.3     Limitation

         Despite clauses 17.1 and 17.2:

         (a) no resignation by or termination of the appointment of the Principal Paying Agent shall take effect until a new Principal Paying Agent approved in writing by the Note Trustee has been appointed on terms previously approved in writing by the Note Trustee (in each case, that approval not to be unreasonably withheld or delayed);

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         (b)      if any Paying Agent or the Agent Bank resigns in accordance with clause 17.2, but by the day falling 15 days before the expiry of any notice under clause 17.2 the Trustee or the Trust Manager has not appointed a new Paying Agent or Agent Bank, then the relevant Paying Agent or Agent Bank (as the case may be) may appoint in its place any reputable bank or trust company of good standing approved in writing by the Note Trustee and appointed on terms previously approved in writing by the Note Trustee (in each case, that approval not to be unreasonably withheld or delayed);

         (c) no resignation by or termination of the appointment of any Paying Agent shall take effect if as a result of that resignation or termination there would cease to be a Paying Agent which has a Paying Office in the City of New York and London and, if the conclusions of the ECOFIN Council Meeting of 26-27 November, 2000 are implemented, there will at all times be a Paying Agent (or the Principal Paying Agent) with a Specified Office in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any directive introduced to implement such conclusions;

         (d) no appointment or termination of the appointment of any Paying Agent shall take effect unless and until notice has been given to the Class A Noteholders in accordance with the Conditions;

         (e) no resignation by or termination of the appointment of the Agent Bank shall take effect until a new Agent Bank having its Specified Office in London has been appointed; and

         (f) the appointment of any additional Paying Agent shall be on the terms and subject to the conditions of this agreement and each of the parties to this agreement shall co-operate fully to do all further acts and things and execute any further documents as may be necessary or desirable to give effect to the appointment of the Paying Agent (which shall not, except in the case of an appointment under clause 17.1(a) or a termination under clause 17.1(b)(ii), be at the cost of the Trustee or Trust Manager).

17.4     Delivery of amounts

         If the appointment of the Principal Paying Agent terminates, the Principal Paying Agent shall, on the date on which that termination takes effect, pay to the successor Principal Paying Agent any amount held by it for payment of principal or interest in respect of any Class A Note and shall deliver to the successor Principal Paying Agent all records maintained by it pursuant to this agreement and all documents (including any Definitive Notes) held by it.

17.5     Successor to Principal Paying Agent

         (a) On the execution by the Trustee, the Trust Manager and any successor Principal Paying Agent of an instrument effecting the appointment of that successor Principal Paying Agent, that successor Principal Paying Agent shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts,

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Agency Agreement                                          Allens Arthur Robinson
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                  immunities, duties and obligations of its predecessor with effect as if originally named as Principal Paying Agent in this agreement and that predecessor, on payment to it of the pro rata proportion of its administration fee and disbursements then unpaid (if any), shall have no further liabilities under this agreement, except for any accrued liabilities arising from or relating to any act or omission occurring prior to the date on which the successor Principal Paying Agent is appointed.

         (b)      Any corporation:

                  (i)      into which the Principal Paying Agent is merged;

                  (ii) with which the Principal Paying Agent is consolidated;

                  (iii) resulting from any merger or consolidation to which the Principal Paying Agent is a party;

                  (iv) to which the Principal Paying Agent sells or otherwise transfers all or substantially all the assets of its corporate trust business,

                  shall, on the date when that merger, conversion, consolidation, sale or transfer becomes effective and to the extent permitted by applicable law, become the successor Principal Paying Agent under this agreement without the execution or filing of any agreement or document or any further act on the part of the parties to this agreement, unless otherwise required by the Trustee or the Trust Manager, and after that effective date all references in this agreement to the Principal Paying Agent shall be references to that corporation.

17.6     Successor to Agent Bank

         (a) On the execution by the Trustee, the Trust Manager and any successor Agent Bank of an instrument effecting the appointment of that successor Agent Bank, that successor Agent Bank shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor with effect as if originally named as Agent Bank in this agreement and that predecessor, on payment to it of the pro rata proportion of its administration fee and disbursements then unpaid (if any), shall have no further liabilities under this agreement, except for any accrued liabilities arising from or relating to any act or omission occurring prior to the date on which the successor Agent Bank is appointed.

         (b)      Any corporation:

                  (i)      into which the Agent Bank is merged;

                  (ii)     with which the Agent Bank is consolidated;

                  (iii) resulting from any merger or consolidation to which the Agent Bank is a party;

                  (iv) to which the Agent Bank sells or otherwise transfers all or substantially all the assets of its corporate trust business,

                  shall, on the date when that merger, conversion, consolidation, sale or transfer becomes effective and to the extent permitted by applicable law, become the

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                                                                         Page 21

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Agency Agreement                                          Allens Arthur Robinson
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                  successor Agent Bank under this agreement without the
                  execution or filing of any agreement or document or any further act on the part of the parties to this agreement, unless otherwise required by the Trustee or the Trust Manager, and after that effective date all references in this agreement to the Agent Bank shall be references to that corporation.

17.7     Successor to Note Registrar

         (a) On the execution by the Trustee, the Trust Manager and any successor Note Registrar of an instrument effecting the appointment of that successor Note Registrar, that successor Note Registrar shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor with effect as if originally named as Note Registrar in this agreement and that predecessor, on payment to it of the pro rata proportion of its administration fee and disbursements then unpaid (if any), shall have no further liabilities under this agreement, except for any accrued liabilities arising from or relating to any act or omission occurring prior to the date on which the successor Note Registrar is appointed.

         (b)      Any corporation:

                  (i)      into which the Note Registrar is merged;

                  (ii)     with which the Note Registrar is consolidated;

                  (iii) resulting from any merger or consolidation to which the Note Registrar is a party;

                  (iv) to which the Note Registrar sells or otherwise transfers all or substantially all the assets of its corporate trust business,

                  shall, on the date when that merger, conversion, consolidation, sale or transfer becomes effective and to the extent permitted by applicable law, become the successor Note Registrar under this agreement without the execution or filing of any agreement or document or any further act on the part of the parties to this agreement, unless otherwise required by the Trustee or the Trust Manager, and after that effective date all references in this agreement to the Note Registrar shall be references to that corporation.

17.8     Notice to Class A Noteholders

         The Trust Manager on behalf of the Trustee shall, within 14 days of:

         (a) the termination of the appointment of any Paying Agent, the Note Registrar or the Agent Bank;

         (b) the appointment of a new Paying Agent, the Note Registrar or Agent Bank; or

         (c) the resignation of any Paying Agent, the Note Registrar or Agent Bank,

         give to the Class A Noteholders notice of the termination, appointment or resignation in accordance with Condition 12 (in the case of a termination under clause 17.1(b)(i) or 17.2 at the cost of the outgoing Paying Agent).

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17.9     Change in Paying Office or Specified Office

         (a) If any Paying Agent proposes to change its Paying Office (which must be within the same city as its previous Paying Office), it must give to the Trustee, the Trust Manager, the Note Trustee and, in the case of a change in the Paying Office of a Paying Agent other than the Principal Paying Agent, the Principal Paying Agent, not less than 30 days' prior written notice of that change, giving the address of the new Paying Office and stating the date on which the change is to take effect. No change of Paying Office may occur within the period between 30 days before and 30 days after any due date for payment of any Class A Notes.

         (b) If the Agent Bank proposes to change its Specified Office (which must be in London), it must give to the Trustee, the Trust Manager and the Note Trustee, not less than 30 days' prior written notice of that change, giving the address of the new Specified Office and stating the date on which the change is to take effect. No change of specified office may occur within the period between 30 days before and 30 days after any due date for payment of any Class A Notes.

         (c) The Trustee or Trust Manager must, within 14 days of receipt of a notice under paragraph (a) (unless the appointment is to terminate pursuant to clause 17.1 or 17.2 on or prior to the date of that change) give to the Class A Noteholders notice in accordance with the Conditions of that change and of the address of the new Paying Office but the costs of giving that notice shall be borne by the Paying Agent which is changing its Paying Office and not by the Trustee or the Trust Manager.

         (d) Despite any other provision of this agreement, no Paying Office may be located in Australia.

18.      Fees and Expenses
--------------------------------------------------------------------------------

         (a) The Trustee shall pay to the Principal Paying Agent during the period when any of the Class A Notes remain outstanding the administration fee separately agreed by the Principal Paying Agent and the Trustee, together with any out-of-pocket expenses reasonably incurred (including any legal fees and expenses and any applicable value added or similar tax thereon). If the appointment of the Principal Paying Agent is terminated under this agreement, the Principal Paying Agent must refund to the Trustee that proportion of the fee (if any) which relates to the period during which the Principal Paying Agent will not be the Principal Paying Agent.

         (b) The Trustee shall pay to the Agent Bank during the period when any of the Class A Notes remain outstanding the fee separately agreed by the Agent Bank and the Trustee, together with any out-of-pocket expenses reasonably incurred (including any legal fees and expenses and any applicable value added or similar tax thereon). If the appointment of the Agent Bank is terminated under this agreement, the Agent Bank must refund to the Trustee that proportion of the fee (if any) which relates to the period during which the Agent Bank will not be the Agent Bank.

         (c) The Trustee shall pay to the Note Registrar during the period when any of the Class A Notes remain outstanding the fee separately agreed by the Note Registrar and the

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                  Trustee, together with any out-of-pocket expenses reasonably incurred (including any legal fees and expenses and any applicable value added or similar tax thereon). If the appointment of the Note Registrar is terminated under this agreement, the Note Registrar must refund to the Trustee that proportion of the fee (if any) which relates to the period during which the Note Registrar will not be the Note Registrar.

         (d) Save as provided in paragraphs (a) and (c), or as expressly provided elsewhere in this agreement, neither the Trustee nor the Trust Manager shall have any liability in respect of any fees or expenses of the Agent Bank, Principal Paying Agent or any other Paying Agent or the Note Registrar in connection with this agreement.

         (e) The above fees, payments and expenses shall be paid in United States dollars and the Trustee shall in addition pay any Value Added Tax which may be applicable. The Principal Paying Agent shall arrange for payment of commissions to the other Paying Agents and arrange for the reimbursement of their expenses promptly upon demand, supported by evidence of that expenditure, and provided that payment is made as required by paragraph (a) the Trustee shall not be concerned with or liable in respect of that payment.

19.      Waivers, Remedies Cumulative
--------------------------------------------------------------------------------

         (a) No failure to exercise and no delay in exercising any right, power or remedy under this agreement operates as a waiver. Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

         (b) The rights, powers and remedies provided to a party in this agreement are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

20.      Severability of Provisions
--------------------------------------------------------------------------------

         Any provision of this agreement which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

21.      Assignments
--------------------------------------------------------------------------------

         Subject to the Transaction Documents, no party may assign or transfer any of its rights or obligations under this agreement without the prior written consent of the other parties, or if the rating of the Class A Notes would be withdrawn or reduced as a result of the assignment.

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Agency Agreement                                          Allens Arthur Robinson
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22.      Notices
--------------------------------------------------------------------------------

22.1     General

         All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this agreement:

         (a)      must be in writing;

         (b)      must be signed by an Authorised Signatory of the sender; and

         (c)      will be taken to be duly given or made:

                  (i) (in the case of delivery in person or by post) when delivered, received or left at the address of the recipient shown in clause 22.2 or to any other address which it may have notified by the recipient to the sender;

                  (ii) (in the case of facsimile transmission) on receipt of a transmission report confirming successful transmission to the number shown in clause 22.2 or any other number notified by the recipient to the sender under this clause 22; and

                  (iii) (in the case of a telex) on receipt by the sender of the answerback code of the recipient at the end of transmission to the number shown in clause 22.2 or any other number notified by the recipient to the sender under this clause 22, but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4.00 pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.
22.2     Details

         The address, facsimile and telex of each party at the date of this agreement are as follows:

         The Trustee

         WESTPAC SECURITIES ADMINISTRATION LIMITED

         Level 4, Endeavour House
         50 Pitt Street
         SYDNEY  NSW  2000

         Tel:              612 9260 7010
         Fax:              612 9220 4113

         Attention:        Trustee Securitisation Manager

         The Trust Manager

         WESTPAC SECURITISATION MANAGEMENT PTY LIMITED

         Level 6
         60 Martin Place
         SYDNEY  NSW  2000

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         Tel:              612 9226 3212
         Fax:              612 9226 1732

         Attention:        Securitisation Trust Manager

         Copy to:          Lewis E Love, Jr
                           C/- Westpac Banking Corporation
                           575 Fifth Avenue
                           39th Floor
                           New York  N.Y.  10023

         The Principal Paying Agent

         CITIBANK, N.A., LONDON BRANCH

         5 Carmelite Street
         London  EC4Y 0PA

         Fax:              44 (0)207 508 8373

         Attention:        Agency & Trust

         The Agent Bank

         CITIBANK, N.A., LONDON BRANCH

         5 Carmelite Street
         London  EC4Y 0PA

         Fax:              44 (0)207 508 8373

         Attention:        Agency & Trust

         The Note Trustee

         CITIBANK, N.A., LONDON BRANCH

         Cottons Centre
         Hays Lane
         London SE1 2QT

         Fax:              44 (0)207 500 5877

         Attention:        Agency & Trust

         The Note Registrar

         CITIBANK, N.A., LONDON BRANCH

         5 Carmelite Street
         London  EC4Y 0PA

         Fax:              44 (0)207 508 8373

         Attention:        Agency & Trust

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22.3     Communication through Principal Paying Agent

         All communications relating to this agreement between the Trustee and the Agent Bank and any of the Paying Agents or between the Paying Agents themselves shall, save as otherwise provided in this agreement, be made through the Principal Paying Agent.

23.      Limited Recourse
--------------------------------------------------------------------------------

23.1     General

         Clause 33 of the Master Trust Deed applies to the obligations and liabilities of the Trustee and the Trust Manager under this agreement.

23.2     Liability of Trustee limited to its right to indemnity

                  (i) The Trustee enters into this agreement only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this agreement or the Trust can be enforced against the Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of this agreement and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement or the Trust.

                  (ii) The parties other than the Trustee may not sue the Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed), or a liquidator, an administrator or similar person to the Trustee or prove in any liquidation, administration or arrangement of or affecting the Trustee.

                  (iii) The provisions of this clause 23 shall not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the Assets of the Trust, as a result of the Trustee's fraud, negligence or breach of trust.

                  (iv) It is acknowledged that the Trust Manager, the Servicer, the Currency Swap Providers, the Note Trustee, the Agent Bank, the Principal Paying Agent, the Note Registrar and the Paying Agents (each a Relevant Party) are responsible under this agreement and the other Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of the Trustee (including any related failure to satisfy its obligations under this agreement) will be considered fraud, negligence or breach of trust of the Trustee for the purpose of sub-paragraph (iii) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Trustee and for whom the Trustee is responsible under this agreement or the

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                           relevant Transaction Documents, but excluding any
                           Relevant Party) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Trustee and for whom the Trustee is responsible under this agreement or the relevant Transaction Documents, but excluding any Relevant Party).

                  (v) No attorney, agent, receiver, or receiver and manager appointed in accordance with this agreement or any other Transaction Document (including a Relevant Party) has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Trustee for the purpose of sub-paragraph
                           (iii), if the Trustee has exercised reasonable care in the selection and supervision of such a person.

23.3     Unrestricted remedies

         Nothing in clause 23.2 limits a Paying Agent, the Note Registrar, the Agent Bank or the Note Trustee in:

         (a) obtaining an injunction or other order to restrain any breach of this agreement by any party;

         (b)      obtaining declaratory relief; or

         (c)      in relation to its rights under the Security Trust Deed.

23.4     Restricted remedies

         Except as provided in clause 23.3, none of the Paying Agents, the Note Registrar, the Agent Bank or the Note Trustee shall:

         (a) (judgment) obtain a judgment for the payment of money or damages by the Trustee;

         (b) (statutory demand) issue any demand under s459E(1) of the Corporations Act (or any analogous provision under any other law) against the Trustee;

         (c) (winding up) apply for the winding up or dissolution of the Trustee;

         (d) (execution) levy or enforce any distress or other execution to, on, or against any assets of the Trustee;

         (e) (court appointed receiver) apply for the appointment by a court of a receiver to any of the assets of the Trustee;

         (f) (set-off or counterclaim) exercise or seek to exercise any set-off or counterclaim against the Trustee; or

         (g) (administrator) appoint, or agree to the appointment, of any administrator to the Trustee,

         or take proceedings for any of the above and each Paying Agent, the Agent Bank and the Note Trustee waives its rights to make those applications and take those proceedings.

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Agency Agreement                                          Allens Arthur Robinson
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24.      Counterparts
--------------------------------------------------------------------------------

         This agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

25.      Governing Law
--------------------------------------------------------------------------------

         This agreement is governed by the laws of New South Wales. Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction there.

26.      Successor Trustee
--------------------------------------------------------------------------------

         Each Paying Agent shall do all things reasonably necessary to enable any successor Trustee appointed under clause 24 of the Master Trust Deed to become the Trustee under this agreement.


EXECUTED in London.


Each attorney executing this agreement states that he has no notice of revocation or suspension of his power of attorney.


TRUSTEE


SIGNED on behalf of                            )
WESTPAC SECURITIES ADMINISTRATION LIMITED      )
                                               )
by its attorney                                )
in the presence of:                            )   /s/ ROBERT GEORGE HAMILTON
                                                   -----------------------------
                                                   Signature

/s/ STUART LAWRANCE                                Robert George Hamilton
-------------------------------                    -----------------------------
Witness                                            Print name

Stuart Lawrance
-------------------------------
Print name

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                                                                         Page 29

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Agency Agreement                                          Allens Arthur Robinson
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TRUST MANAGER


SIGNED on behalf of                            )
WESTPAC SECURITISATION MANAGEMENT PTY LIMITED  )
                                               )
by its attorney                                )
in the presence of:                            )  /s/ G.P.D. RENNIE
                                                  ------------------------------
                                                  Signature

/s/ STUART LAWRANCE                               G.P.D. Rennie
-------------------------------                   ------------------------------
Witness                                           Print name

Stuart Lawrance
-------------------------------
Print name



NOTE TRUSTEE

                                                  12th March 2002
EXECUTED by                                    )
CITIBANK, N.A., LONDON BRANCH                  )

/s/ MARK O'HARE                                   /s/ GEORGIA MITCHELL
-------------------------------                   ------------------------------
Authorised Signatory                              Authorised Signatory


Mark O'Hare                                       Georgia Mitchell
-------------------------------                   ------------------------------
Print name                                        Print name



PRINCIPAL PAYING AGENT

                                                  12th March 2002
EXECUTED by                                    )
CITIBANK, N.A., LONDON BRANCH                  )

/s/ MARK O'HARE                                   /s/ GEORGIA MITCHELL
-------------------------------                   ------------------------------
Authorised Signatory                              Authorised Signatory


Mark O'Hare                                       Georgia Mitchell
-------------------------------                   ------------------------------
Print name                                        Print name

--------------------------------------------------------------------------------
                                                                         Page 30

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Agency Agreement                                          Allens Arthur Robinson
--------------------------------------------------------------------------------

AGENT BANK

                                                  12th March 2002
EXECUTED by                                    )
CITIBANK, N.A., LONDON BRANCH                  )

/s/ MARK O'HARE                                   /s/ GEORGIA MITCHELL
-------------------------------                   ------------------------------
Authorised Signatory                              Authorised Signatory


Mark O'Hare                                       Georgia Mitchell
-------------------------------                   ------------------------------
Print name                                        Print name



NOTE REGISTRAR

                                                  12th March 2002
EXECUTED by                                    )
CITIBANK, N.A., LONDON BRANCH                  )

/s/ MARK O'HARE                                   /s/ GEORGIA MITCHELL
-------------------------------                   ------------------------------
Authorised Signatory                              Authorised Signatory


Mark O'Hare                                       Georgia Mitchell
-------------------------------                   ------------------------------
Print name                                        Print name

--------------------------------------------------------------------------------
                                                                         Page 31